                                             EX-99.B(a)tgtartamend

                           ARTICLES OF AMENDMENT
                                    TO
                         ARTICLES OF INCORPORATION
                                    OF
                          W&R TARGET FUNDS, INC.

     W&R Target Funds, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland,
having its principal office in the State of Maryland in Baltimore,
Maryland (hereinafter referred to as the "Corporation"), DOES HEREBY
CERTIFY:

      FIRST:  That the Board of Directors of the Corporation, at a
meeting held on November 13, 2002, adopted resolutions authorizing the reallocation of shares of the capital stock of the Corporation.

      SECOND:  That there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the
Corporation's capital stock, as set forth in the Corporation's Articles of
Incorporation.

      THIRD:  Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of
the Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at
One Billion (1,000,000,000) shares of capital stock, (par value $0.001 per share), amounting in the aggregate to a par value of One Million Dollars
($1,000,000.00). Such shares have heretofore been classified by the Board of Directors among the series of the Corporation as follows:

          Asset Strategy Portfolio          40,000,000 shares
          Balanced Portfolio                50,000,000 shares
          Bond Portfolio                    60,000,000 shares
          Core Equity Portfolio            160,000,000 shares
          Growth Portfolio                 210,000,000 shares
          High Income Portfolio             70,000,000 shares
          International Portfolio           60,000,000 shares
          Limited-Term Bond Portfolio       15,000,000 shares
          Money Market Portfolio           185,000,000 shares
          Science and Technology Portfolio  40,000,000 shares
          Small Cap Portfolio               80,000,000 shares
          Value Portfolio                   30,000,000 shares

      FOURTH:  Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of
the Corporation, the Board of Directors, in accordance with Maryland
General Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation among the series of the Corporation as follows:

          Asset Strategy Portfolio          45,000,000 shares
          Balanced Portfolio                50,000,000 shares
          Bond Portfolio                    80,000,000 shares
          Core Equity Portfolio            160,000,000 shares
          Growth Portfolio                 190,000,000 shares
          High Income Portfolio             70,000,000 shares
          International Portfolio           55,000,000 shares
          Limited-Term Bond Portfolio       15,000,000 shares
          Money Market Portfolio           185,000,000 shares
          Science and Technology Portfolio  40,000,000 shares
          Small Cap Portfolio               80,000,000 shares
          Value Portfolio                   30,000,000 shares

     The aggregate number of shares of stock of the Corporation remains at
One Billion (1,000,000,000) shares of capital stock, the par value remains
$0.001 per share, and the aggregate value of all authorized stock remains
One Million Dollars ($1,000,000.00).

      FIFTH:  The Corporation is registered with the Securities and
Exchange Commission as an open-end investment company under the Investment
Company Act of 1940, as amended.

      IN WITNESS WHEREOF, the undersigned Vice President of the
Corporation hereby executes these Articles of Amendment on behalf of the
Corporation this 13th day of November, 2002.

                         W&R Target Funds, Inc.

                         /s/Kristen A. Richards
                         ------------------------------
                         Kristen A. Richards, Vice President

(Corporate Seal)

Attest: /s/Daniel C. Schulte
        ----------------------------
        Daniel C. Schulte, Assistant Secretary

     The undersigned, Vice President of W&R Target Funds, Inc. who executed on behalf of said Corporation the foregoing Articles of
Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of
Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                         By: /s/Kristen A. Richards
                             ----------------------------------
                             Kristen A. Richards, Vice President